Exhibit 99.1

 S E L E C TM E D I C A LH O L D I N G SC O R P O R A T I O N A year of growth A N N U A LR E P O R T

A DIVERSE NETWORK DELIVERING EXCEPTIONAL RESULTS


LONG-TERM ACUTE CARE

At 18, Joshua Speidel was ready to tackle the world.

But in February 2015, life changed. The college-bound basketball star was struck by another driver. His initial prognosis was extremely poor.

As the community rallied with fundraisers for their hometown hero, Josh had his own rally. He woke up. Continuing to defy the odds, he was weaned from the ventilator and, later, took his first steps. At discharge, his nurses at Select Specialty Hospital Indianapolis wept with joy.

Josh joyfully accepted his high school diploma with the rest of his classmates. With his family, he is eagerly anticipating his next milestone.


REHABILITATION HOSPITALS

On a flight to visit family in India, Pushpa Varughese began to feel ill. As she headed to the lavatory, she passed out in the aisle. The plane made an emergency landing in Kuwait. At the hospital, Pushpa learned she had experienced a massive stroke.

She was taken to Columbia Presbyterian Medical Center in New York by medical transport, and then chose Kessler for her inpatient rehabilitation, where the team worked daily to restore her functionality.

Now back to cooking her favorite Indian dishes and tending her beloved orchids, Pushpa is focused on life ahead. "My husband, children, grandchildren and siblings have been my greatest motivation. I'm so proud of them and just want to make them proud of me."

Concentra® is the newest addition to the Select Medical family. Our joint venture acquisition – the largest in company history – diversifies the options we provide to the communities we serve and strengthens existing business lines. Concentra's dedication to patient-centered care and rich experience in occupational medicine, community and employee wellness mirrors the excellence we pursue through our Select Medical Way. In this acquisition, we added:

30 YEARS OF EXPERIENCE IN **OCCUPATIONAL MEDICINE**

471 LOCATIONS

SELECT MEDICAL IMPROVING QUALITY OF LIFE

OUTPATIENT REHABILITATION

At 73, Edward Bronson was an avid roller-blader. He knew he needed knee surgery but postponed it because he did not want to give up his favorite activity. When he did complete his total knee replacement, his recovery was a challenge. He entered the Select Physical Therapy Clinic in North Miami, Fla., in a wheelchair.

Over time, and with the encouragement of his therapists, he made a strong recovery.

"What impressed me was the attitude of the therapists; they seemed to really enjoy the work and always met me with a smile ... Thanks to you, it will only be a matter of time before I'm back on my blades and entertaining the tourists on South Beach again!"

8200 EMPLOYEES IN 43 STATES

COMMITTED TO OUR COMMUNITIES

FROM OUR NEWEST CONCENTRA EMPLOYEES TO OUR LONG-TIME COLLEAGUES, Select Medical is proud to enhance the lives of those who live in the communities we serve. Across the country, our colleagues dedicate their time and talent to a diverse array of charitable causes.




Select MEDICAL
Improving Quality of Life
RELAY FOR LIFE


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Select MEDICAL



2015 ANNUAL REPORT 1

A L E T T E R F R O M L E A D E R S H I P At Select Medical, our distinct service lines create a powerful continuum of healing and care. The rich personal experience and professional skill of each of our more than 40,000 employees enhances the support they provide patients at every level of acuity these service lines treat. As a result, our medical and therapeutic expertise is positioning us to be the partner of choice at some of our nation’s most prestigious medical institutions. 2015 marked a new chapter in Select Medical’s history as we completed the acquisition of Concentra through a joint venture. Concentra represents another step toward further solidifying our market presence, while also diversifying our customer profile. With more than 85 percent of its business concentrated in occupational medicine, Concentra’s strengths augment our own while expanding our reach and capabilities. Our specialty hospitals operating as long-term acute care hospitals (LTCHs) began implementing new federal patient criteria. We believe that patient criteria better defines and clearly articulates the role LTCHs play in our nation’s healthcare continuum. Select Medical’s LTCHs are well-positioned to provide care to high-acuity patients defined by the new regulations. However, as we begin to transition our hospitals to the new criteria, it is clear to us that there will be some variability in this sector for the next 18 months. As a company, we strive to respond thoughtfully to regulatory changes and the opportunities that prevail in the marketplace. The specialty hospital division also leveraged our successful partnership model to expand its inpatient rehabilitation hospital operations. We are excited by our progress in partnering with prestigious institutions and strong market brands. As expected, our Cleveland Clinic Rehabilitation Hospital, jointly owned with the Cleveland Clinic, accepted its first patient in December. In 2016, new doors will open in important markets, including a partnership with Cedars-Sinai and UCLA Health System in Los Angeles, the Ochsner Health System in Louisiana and TriHealth in Ohio. Our outpatient division continues to be a strong performer, with meaningful growth in patient visits. We will continue to execute tack-on acquisitions and open new clinics to fill in our markets as opportunities present themselves. As more states embrace the direct access model of physical therapy, our clinics have new opportunities to reach consumers. In more than 40 states, a doctor’s referral is no longer needed to set up a physical therapy appointment. This change gives us the chance to diversify the relationships we have with our referring physicians as we assist them in triaging patients, ensuring that they spend their valuable time on those with the most need. In January 2016, we announced plans to acquire Physiotherapy Associates. The $400 million deal will bring a nationwide provider of outpatient orthopedic, spinal care, and neurological rehabilitation, orthotics and prosthetic services into our outpatient service line. The deal is expected to close in the first or second quarter of 2016. No matter what business conditions present themselves, we remain focused on our four key results: To keep our patients and each other safe; to deliver an exceptional patient experience; to deliver an exceptional employee experience and meet our annual business plan. For us, growth is a long-term objective. It is always exciting when it happens quickly; but as we prepare to celebrate the 20th anniversary of our company’s founding, we look back with appreciation at our vision for building specialized healthcare businesses and the ambitious road we have traveled. Time after time, our 2 S E L E C T M E D I C A L I M P R O V I N G Q U A L I T Y O F L I F E

resourcefulness and results-oriented leadership drives us forward. Today, we seek to provide exceptional patient care by connecting the value systems, work flow and processes of our healthcare model.

All of us work every day to provide the right choice in the right setting to achieve the right outcome. As our business grows and diversifies, we expect to see opportunities to enhance our company. Thank you for your support and commitment to who we are and what we do.

Sincerely,

Robert Ortenzio
Executive Chairman and Co-Founder

Rocco Ortenzio
Vice Chairman and Co-Founder

David S. Chernow
President & CEO

Improving quality of life.



2015 ANNUAL REPORT | 3

FINANCIAL HIGHLIGHTS
SELECT MEDICAL HOLDINGS CORPORATION

(In thousands, except per share data)	2015	2014	2013	2012	2011
FOR THE YEARS ENDED					
Net operating revenues	**$ 3,742,736**	$ 3,065,017	$ 2,975,648	$ 2,948,969	$ 2,804,507
Income from operations	**274,790**	284,476	301,436	336,859	310,719
Net income attributable to Select Medical Holdings Corporation	**130,736**	120,627	114,390	148,230	107,846
Income per common share, fully diluted	**0.99**	0.91	0.82	1.05	0.71
Dividends per share	**0.10**	0.40	0.30	1.50	—
Cash flow from operations	**208,415**	170,642	192,523	298,682	217,128
SEGMENT INFORMATION					
Net operating revenues					
Specialty hospitals	**$ 2,346,781**	$ 2,244,899	$ 2,198,121	$ 2,197,529	$ 2,095,519
Outpatient rehabilitation	**810,009**	819,397	777,177	751,317	708,867
Concentra[2]	**585,222**				
Other	**724**	721	350	123	121
Total Net Operating Revenues	**$ 3,742,736**	$ 3,065,017	$ 2,975,648	$ 2,948,969	$ 2,804,507
Adjusted EBITDA[1]					
Specialty hospitals	**$ 327,623**	$ 341,787	$ 353,843	$ 381,354	$ 362,334
Outpatient rehabilitation	**98,220**	97,584	90,313	87,024	83,864
Concentra[2]	**48,301**				
Other	**(74,979)**	(75,499)	(71,295)	(62,531)	(60,237)
Total Adjusted EBITDA	**$ 399,165**	$ 363,872	$ 372,861	$ 405,847	$ 385,961
BALANCE SHEET SNAPSHOT AT YEAR END					
Cash and cash equivalents	**$ 14,435**	$ 3,354	$ 4,319	$ 40,144	$ 12,043
Working capital	**11,465**	133,220	82,878	80,397	99,472
Total assets	**4,426,666**	2,924,809	2,817,622	2,761,361	2,772,147
Total debt	**2,423,884**	1,552,976	1,445,275	1,470,243	1,396,798
Stockholders' equity	**859,253**	739,515	786,234	717,048	819,679

(1) We define Adjusted EBITDA as net income before interest, income taxes, depreciation and amortization, gain (loss) on early retirement of debt, stock compensation expense, Concentra acquisition costs, equity in earnings (losses) of unconsolidated subsidiaries, other income (expense), and long-term incentive compensation. Adjusted EBITDA is used by management to evaluate financial performance and determine resource allocation for each of our operating units.

(2) The selected financial data for the company's Concentra segment for the periods presented begins as of June 1, 2015, which is the date the Concentra acquisition was consummated.

4 SELECT MEDICAL IMPROVING QUALITY OF LIFE

BOARD OF DIRECTORS

Robert A. Ortenzio
Executive Chairman and Co-Founder
Select Medical Holdings Corporation

Rocco A. Ortenzio
Vice Chairman and Co-Founder
Select Medical Holdings Corporation

Russell L. Carson
Founder
Welsh, Carson, Anderson & Stowe

Bryan C. Cressey
Founder & Partner
Cressey & Company

James E. Dalton, Jr.
Retired CEO
Quorum Health Group, Inc.

James S. Ely III
Founder & Chief Executive Officer
PriCap Advisors, LLC

William H. Frist
Former Majority Leader of the United States Senate
Partner, Cressey & Company

Thomas A. Scully
General Partner
Welsh, Carson, Anderson & Stowe

Leopold Swergold
Managing Member
Anvers Management Company, LLC

EXECUTIVE OFFICERS

Robert A. Ortenzio
Executive Chairman and Co-Founder

Rocco A. Ortenzio
Vice Chairman and Co-Founder

David S. Chernow
President and Chief Executive Officer

Martin F. Jackson
Executive Vice President
& Chief Financial Officer

John A. Saich
Executive Vice President
& Chief Human Resources Officer

Michael E. Tarvin
Executive Vice President,
General Counsel & Secretary

Scott A. Romberger
Senior Vice President, Controller
& Chief Accounting Officer

Robert G. Breighner, Jr.
Vice President, Compliance and Audit Services
& Corporate Compliance Officer

CORPORATE INFORMATION

Corporate Headquarters
Select Medical Holdings Corporation
4714 Gettysburg Road
Mechanicsburg, PA 17055-5036
717.972.1100

Independent Registered Public Accounting Firm
PricewaterhouseCoopers, LLC
Two Commerce Square, Suite 1700
2001 Market Street
Philadelphia, PA 19103-7042

Stockholder Inquiries
Joel T. Veit
Senior Vice President & Treasurer
4714 Gettysburg Road
Mechanicsburg, PA 17055-5036
717.972.1100 | ir@selectmedical.com

Stock Exchange
NYSE
Symbol: SEM

Internet Address
selectmedicalholdings.com

Register & Stock Transfer Agent
Stockholder correspondence should be mailed to:
Computershare
P.O. Box 30170
College Station, TX 77842-3170

Overnight correspondence should be mailed to:
Computershare
211 Quality Circle, Suite 210
College Station, TX 77845-3170

2015 ANNUAL REPORT

Our Mission

SELECT MEDICAL WILL PROVIDE AN EXCEPTIONAL PATIENT CARE EXPERIENCE THAT PROMOTES HEALING AND RECOVERY IN A COMPASSIONATE ENVIRONMENT.

LEARN MORE AT >> **SELECTMEDICALHOLDINGS.COM**

Select® MEDICAL
Improving Quality of Life

4714 GETTYSBURG ROAD, MECHANICSBURG, PA 17055